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                                                                 EXHIBIT 21

     LEUCADIA NATIONAL CORPORATION
     SUBSIDIARIES AS OF DECEMBER 31, 1995


                                                               State of
     Name                                                   Incorporation
     ----                                                   -------------
     Bay Colony Insurance Company                           California
     HSD Venture                                            California
     Baldwin Enterprises, Inc.                              Colorado
     NSAC, Inc.                                             Colorado
     330 Mad. Parent Corp.                                  Delaware
     AIC Financial Corporation                              Delaware
     American Investment Company                            Delaware
     Baldwin-CIS L.L.C.                                     Delaware
     Baldwin Forest Products L.L.C.                         Delaware
     Bellpet, Inc.                                          Delaware
     Colonial Penn Administrative Services, Inc.            Delaware
     Colonial Penn Group, Inc.                              Delaware
     Colonial Penn Holdings, Inc.                           Delaware
     Conwed Corporation                                     Delaware
     CPAX, Inc.                                             Delaware
     CPI Investment, Inc.                                   Delaware
     Leucadia Aviation, Inc.                                Delaware
     Leucadia Cellars, Ltd.                                 Delaware
     LNC Investments, Inc.                                  Delaware
     Neward Corporation                                     Delaware
     Rastin Investing Corp.                                 Delaware
     RERCO, Inc.                                            Delaware
     Wedgewood Investments L.L.C.                           Delaware
     The Village at Inlet Beach, Inc.                       Florida
     Pennpark Investors, L.L.C.                             Illinois
     College Life Development Corporation                   Indiana
     Professional Data Management, Inc.                     Indiana
     Charter National Life Insurance Company                MIssouri
     Bayside Casualty Insurance Company                     New Jersey
     The Sperry and Hutchinson Company, Inc.                New Jersey
     Allcity Insurance Company                              New York
     Empire Insurance Company                               New York
     Centurion Insurance Company                            New York
     Intramerica Life Insurance Company                     New York
     Leucadia, Inc.                                         New York
     Leucadia Investors, Inc.                               New York
     Transportation Capital Corp.                           New York
     Colonial Penn Franklin Insurance Company               Pennsylvania
     Colonial Penn Insurance Company                        Pennsylvania
     Colonial Penn Life Insurance Company                   Pennsylvania
     Phlcorp, Inc.                                          Pennsylvania
     American Investment Bank, N.A.                         United States
     American Investment Financial                          Utah
     Leucadia Film Corporation                              Utah
     Leucadia Financial Corporation                         Utah
     Leucadia Properties, Inc.                              Utah
     Silver Mountain Industries, Inc.                       Utah
     Solana Corporation                                     Utah
     Telluride Properties Acquisition, Inc.                 Utah
     Terracor II                                            Utah
     Colonial Penn Madison Insurance Company                Wisconsin
     Commercial Loan Insurance Corporation                  Wisconsin
     WMAC Credit Insurance Corporation                      Wisconsin
     WMAC Investment Corporation                            Wisconsin

     Subsidiaries not included on this list considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1995.


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